EXHIBIT (8)(o)(6)

AMENDMENT No. 8 TO PARTICIPATION AGREEMENT

(FRANKLIN-TEMPLETON)

Amendment No. 8 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Financial Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Financial Life Insurance Company (the “Company” or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2004, and subsequently amended May 3, 2004, April 29, 2005, May 1, 2007, July 30, 2007, January 10, 2008, May 1, 2009 and October 1, 2010 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule B is deleted and replaced in its entirely with the Schedule B attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2011.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By:	/s/Karen L. Skidmore
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/Thomas M. Regner
	Name:	Thomas M. Regner
	Title:	Executive Vice President

The Company:	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

	By:	/s/Arthur D. Woods
	Name:	Arthur D. Woods
	Title:	Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

	By:	/s/Brenda L. Smith
	Name:	Brenda L. Smith
	Title:	Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
Separate Account VA BNY	Yes
Separate Account VA WNY	Yes
Separate Account VA YNY	Yes
TFLIC Series Life Account	Yes
Separate Account VA PP	Yes

2